Exhibit 23.4
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of each of our reports dated October 28, 2005 relating to the combined and consolidated financial statements of LPI Media Inc. and Subsidiaries and its Affliated Company which appear in the Amendment No. 1 to Current Report on Form 8-K/A of PlanetOut Inc. dated January 20, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBZ LLP
RBZ LLP

Los Angeles, California
April 21, 2006